Exhibit 1.01

CONFLICT MINERALS REPORT OF

MOTOROLA SOLUTIONS, INC.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2018

I. Introduction

This is the Conflict Minerals1 Report of Motorola Solutions, Inc. (may be referred to as “Motorola Solutions”, the “Company,” “we,” “us,” or “our”) for calendar year 2018 in accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

In accordance in all material respects with Rule 13p-1, we undertook efforts to determine the content and source of the minerals within our products. The Company designed its efforts in conformity, in all material respects, with the internationally recognized due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements for each of the conflict minerals.

The statements below are based on the due diligence activities performed to date and in good faith by Motorola Solutions and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II. Design of Due Diligence Measures

The Company designed its overall conflict minerals policies and procedures based on the five-step OECD Framework and the supplements on tin, tantalum, tungsten and gold.

Our implementation of the five step framework consists of the following activities which are discussed in further detail in Section III (RCOI) and Section IV (Due Diligence).

1.	Development of Conflict Mineral Policies and Procedures
2.	Risk Assessment of Potential Sources of Conflict Minerals in Our Supply Chain

[1]

The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country

[2]

OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

3.	Mitigation of Sourcing from Conflict Smelters/Refiners
4.	Auditing of Smelters/Refiners to Ensure Conflict-Free Status
5.	Reporting of Results of the above Activities

Our efforts utilized multi-industry initiatives with the smelters and refiners of minerals that may provide those minerals to companies in our supply chain. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; the Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries.

III. Management Systems and Reasonable Country of Origin Inquiry

The following outlines the measures taken to determine country of origin.

Step 1. Policy and Management System

a. Conflict Minerals Policy – As required by the OECD Framework, Motorola Solutions developed a policy which establishes the expectations of our suppliers to source responsibly from the DRC or the adjoining countries to support in-region mining. The policy resides in our Supplier Code of Conduct and can be found at our public website https://www.motorolasolutions.com/en_us/about/company-overview/corporate-responsibility.html.

b. Conflict Minerals Team – The Company has established a conflict minerals team with members from the Company’s EHS (environmental, health and safety) team, EDM (environmental data management) team, Procurement, IT, and Legal Department.

c. Internal and External Engagement – Motorola Solutions’ conflict minerals activities are supervised by our Chief Ethics and Compliance Officer who provides regular updates to the Company’s Executive Officers and the Audit Committee of the Board of Directors on our overall Ethics and Compliance performance. Our conflict minerals efforts are also communicated to the public through our annual Corporate Responsibility Report. Motorola Solutions timely submits our annual Conflict Minerals Reporting Template (CMRT) to our customers as per customers’ request.

d. Company-level Grievance Mechanism – As required by the OECD Framework, Motorola Solutions utilizes our internal Ethics Line to provide a grievance mechanism. All Motorola Solutions employees as well as those outside the Company can communicate directly and confidentially (via phone/fax/email) with the Office of Ethics without fear of retaliation.

e. Records Management – Our annual conflict minerals data, including CMRTs, Smelters or refiners (SORs), supplier communications, are maintained electronically in the Company’s IT system for 5 years.

Step 2. Conduct Risk Assessment

The Motorola Solutions process relied on the Conflict Minerals Reporting Template (“CMRT”) and Responsible Minerals Assurance Process (RMAP) developed by the Responsible Minerals Initiative (RMI). The following steps were taken as part of our risk assessment process.

a. Identify products in-scope – Our internal cross-functional group of employees assigned to our conflict-free minerals team reviewed the categories of products that we sell to determine the products that are in-scope as described in the Adopting Release. As part of this process, the Company identified direct suppliers that provide products potentially containing conflict minerals, and set a goal to collect CMRT data from suppliers representing 95% of the in-scope direct material spend.

b. Identify smelters/refiners – The Company conducted the conflict minerals survey to our supply chain by using the industry-developed CMRT (version 5.11). We surveyed tier 1 direct suppliers that provide material and components for products that are within scope and, as needed, performed due diligence steps to identify the smelters and refiners that contribute refined conflict minerals to the Company. The Procurement Department followed up with direct suppliers that did not respond to our request for conflict minerals information by the requested date. We also worked to clarify and validate the accuracy of information provided by our suppliers.

c. Conduct Reasonable Country of Origin Inquiry (“RCOI”) – The Company compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s RMAP. The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that ensure the minerals are responsible sourced according to the OECD Due Diligence Guidance.

IV. Due Diligence Measures Performed by Motorola Solutions, Inc.

The following outlines the measures taken to exercise due diligence in conformance with the OECD Framework.

Step 3. Mitigate Risk

As part of the risk mitigation process, we compared the list of smelters/refiners collected from suppliers and reconciled the list to the RMI smelter database (we have access to the database through our membership to RMI). After completing this review, the Company communicated to suppliers that listed smelters and/or refiners that are not RMAP conformant, and encouraged them to migrate their supply chain to those smelters that are RMAP conformant. The communication also includes a recommendation for a supplier to complete smelter outreach, and encourage any smelter and/or refiner in their supply chain to participate in the RMAP. In addition, suppliers that reported all smelters and/or refiners in their supply chain identified by the RMI as RMAP conformant were sent letters acknowledging their efforts to establish a conflict-free supply chain, and encouraging them to continue to maintain it as such. We also communicated the results to the upper management of the Company.

Step 4. Audit of Smelters/Refiners

Step 4 of the OECD Framework recommends downstream companies to implement audits by cooperating through their industry organizations, and that downstream companies participate in and contribute to such organizations. The Company is a member of the RMI. As a member, the Company has supported the execution of the RMAP and has relied on the RMAP to develop information on the country and mine or location of origin of conflict minerals in the Company’s products. The efforts to determine mine or location of origin through RMI are described on the RMI website at http://www.responsiblemineralsinitiative.org.

Step 5. Results of Due Diligence

In our 2018 survey, we received CMRTs from 330 suppliers by March 31, 2019, which represent 93% of our 2018 in-scope direct material spend. In our 2017 survey, we received CMRTs from 133 suppliers which represents 90% of our 2017 in-scope direct material spend. There are major improvements in both the number of CMRTs collected and the percentage of spend covered.

We have communicated with these suppliers through phone calls and emails and directed them to use the CMRT tool to collect and report their data on conflict minerals. Our Procurement Department is also involved in these communications.

A review of the data received showed that 253 of the smelters identified in our supply chain have been audited and found conformant with the relevant RMAP standard by the RMI, including 100% of our Tantalum smelters. Additional 46 smelters are identified by the RMI but are not yet certified as RMAP conformant. 6 smelters in our supply chain have been audited but found not conformant with the relevant RMAP standard by the RMI.

The Company has determined that materials in products were derived from the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at http://investors.motorolasolutions.com/Docs. See Appendix I for a list of countries of origin identified through the RCOI process.

V. Product Description

On the basis of the measures described above, the Company has determined that as of December 31, 2018, a portion of its necessary conflict minerals originated or may have originated in the Democratic Republic of Congo or an adjoining country.

1.

Description of products – The products subject to this disclosure include: (i) two-way portable radios and vehicle-mounted radios, (ii) accessories, (iii) customized radio networks and (iv) video solutions.

2.

Processing Facilities – Based on the input received from our suppliers, the facilities listed in Table 1, Table 2 and Table 3 may have been used in the processing of conflict minerals used in our products.

VI. Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers and our Conflict Minerals Policy will be periodically reviewed and updated, if necessary.

We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. However, if we identify an upstream supplier is sourcing from or linked to any party providing direct or indirect support to non-state armed groups in the DRC and covered countries we will work with our supply chain to suspend or discontinue engagement with that upstream supplier. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In 2015, we implemented a data management system that allows us to store data collected from suppliers via the CMRT. This system has data analysis capabilities that allow us to efficiently review the quality of supplier responses and will allow us to measure improvements over time. This year we updated the system to accommodate the latest version of CMRT, i.e. 5.11.

In 2018, Motorola Solutions acquired Avigilon Corporation and Vesta Solutions Communications Inc. and we included their suppliers into the scope of the 2018 survey. We will continue to include the companies Motorola Solutions acquired in 2019 into the scope of our 2019 survey.

In our 2017 survey, our suppliers that are distributors provided their conflict minerals policies but were unable to provide us with a CMRT. In our 2018 survey, we managed to penetrate the distributors and identified the original manufacturers of the products we procured from the distributors. We contacted the original manufacturers accordingly and received the CMRTs from most of them. This improvement is one of the reasons that our survey performance of this year is better than last year, in terms of both number of CMRT collected and the spend coverage.

In addition to those above, the Company will undertake the following steps during the next compliance period to improve the due diligence conducted to further mitigate the risk that the conflict minerals in our supply chain do not benefit armed groups, including:

•	Continue to collect responses from suppliers using tools such as the CMRT.

•	Continue to educate new suppliers on the importance of the Conflict Minerals Rule, and encourage timely responses from our suppliers.

•	Continue to direct suppliers to information and training resources that will improve the quality of the data in the supplier responses.

•	Continue to inform and encourage suppliers to transition to smelters identified by the due diligence process as conformant by an independent audit program such as the RMI’s RMAP.

•	Continue to support key in-region conflict-free sourcing initiatives like the International Tin Association’s (formerly known as ITRI Limited) Tin Supply Chain Initiative (iTSCi) and the RMI.

•	Continue to allow verified RMAP conformant material from the DRC and Covered Countries to enter into our supply chain.

•

Consider publishing Motorola Solutions’ CMRT on our public website to increase our outreach to the public beyond the CMR and SD form. As a result, our customers will be able to easily access our data on conflict minerals due diligence.

VII. Independent Private Sector Audit

Not required for calendar year 2018.

Table 1

SMELTERS OR REFINERS CURRENTLY IDENTIFIED AS RMAP CONFORMANT

Based on our due diligence process and the information received from our suppliers the following 253 facilities were identified by Motorola Solutions suppliers using the CMRT responses collected through March 31, 2019. The identified smelters/refiners have been confirmed as RMAP conformant smelters/refiners by the RMI as of April 30, 2019.

Metal	Standard Smelter Name	Smelter Location/Country	Smelter ID
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery – Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	CID000328
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd.	Japan	CID000425
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	HeeSung Metal Ltd.	Korea, Republic of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Torecom	Korea, Republic of	CID001955
Gold	Umicore Brasil Ltda.	Brazil	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560

Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	SAAMP	France	CID002761
Gold	Italpreziosi	Italy	CID002765
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Safimet S.p.A	Italy	CID002973
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	L’Orfebre S.A.	Andorra	CID002762
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Exotech Inc.	United States Of America	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547

Tantalum	H.C. Starck Inc.	United States Of America	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	KEMET Blue Powder	United States Of America	CID002568
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of	CID002847
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	CID003191
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	United States Of America	CID000292
Tin	CV Gita Pesona	Indonesia	CID000306
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	CV United Smelting	Indonesia	CID000315
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT DS Jaya Abadi	Indonesia	CID001434
Tin	PT Karimun Mining	Indonesia	CID001448
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT REFINED BANGKA TIN	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463

Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sumber Jaya Indah	Indonesia	CID001471
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Rui Da Hung	Taiwan, Province of China	CID001539
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Thaisarco	Thailand	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Tin Company Limited	China	CID002180
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	PT Inti Stania Prima	Indonesia	CID002530
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Dua Sekawan	Indonesia	CID002592
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Kijang Jaya Mandiri	Indonesia	CID002829
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849
Tin	Gejiu Jinye Mineral Company	China	CID002859
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Global Tungsten & Powders Corp.	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CID002815
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	CID002843
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645

Table 2

SMELTERS OR REFINERS CURRENTLY IDENTIFIED BY THE RMI BUT NOT YET RMAP CONFORMANT

Based on our due diligence process and the information received from our suppliers the following facilities were identified by Motorola Solutions suppliers using the CMRT responses collected through March 31, 2019. The following 46 smelters/refiners are identified by the RMI but are not yet certified as RMAP conformant as of April 30, 2019.

Metal	Standard Smelter Name	Smelter Location/Country	Smelter ID
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Guangdong Jinding Gold Limited	China	CID002312

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	NH Recytech Company	Korea, Republic of	CID003189
Gold	Caridad	Mexico	CID000180
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562
Gold	Morris and Watson	New Zealand	CID002282
Gold	Morris and Watson Gold Coast	Australia	CID002866
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Super Ligas	Brazil	CID002756
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	CID002647
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID003182
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313

Table 3

SMELTERS AND REFINERS NOT RMAP CONFORMANT

Based on our due diligence process and the information received from our suppliers the following 6 facilities were identified by Motorola Solutions suppliers using the CMRT responses collected through March 31, 2019. The identified smelters/refiners have been confirmed as legitimate smelters/refiners not currently conformant to the relevant RMAP standard by the RMI as of April 30, 2019.

Metal	Standard Smelter Name	Smelter Location/Country	Smelter ID
Gold	Tony Goetz NV	Belgium	CID002587
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Samduck Precious Metals	Korea, Republic of	CID001555
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844

APPENDIX I – Countries of Origin

The information provided in this Appendix is based on the RMI Country of Origin database and smelter/refiner information collected from Motorola Solutions suppliers.

Australia	Guinea	Peru
Austria	Guyana	Portugal
Benin	India	Russian Federation
Bolivia	Indonesia	Rwanda
Bolivia (Plurinational State of)	Laos	Sierra Leone
Brazil	Madagascar	South Africa
Burundi	Malaysia	Swaziland
Chile	Mali	Taiwan
China	Mauritania	Tanzania
Colombia	Mongolia	Thailand
Congo, Democratic Republic of the	Mozambique	Togo
Ecuador	Myanmar	Uganda
Eritrea	Nicaragua	United Kingdom of Great Britain and Northern Ireland
Ethiopia	Niger
Ghana	Nigeria	United States of America